  (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE





                                                                 For the
                                                            Three Months Ended
                                                                 March 31,
                                                           ----------------------
                                                              1995         1994
                                                            ---------   ---------
Primary
  Average shares outstanding                                2,707,122     2,698,598
                                                         ============   ===========
Diluted
  Average shares outstanding                                2,792,427     2,698,598
                                                         ============   ===========

Net Income/(Loss)                                            $568,000     ($959,000)
                                                         ============   ===========
Primary
Net Income/(Loss) per share                                     $0.21        ($0.36)
                                                         ============   ===========
Diluted
Net Income/(Loss) per share                                     $0.20        ($0.36)
                                                         ============   ===========

Common stock options are not included in earnings per share computations for the Quarter Ending March 31, 1994 since their effect is not significant or is antidilutive.